Exhibit 99.1

For Immediate Release

AMEX: CAQ	The Investor Relations Group, Inc.
75 Fifth Street, N.W	Jane Lin / John G. Nesbett
Suite 313 11	Stone Street, 3rd Floor
Atlanta, GA 30308	New York, NY 10004
T: 404.526.6200 F: 404.526.6218	T: 212.825.3210 F: 212.825.3229

Corautus Genetics Announces Closing of Private Placement

ATLANTA, GA, February 2, 2004…Corautus Genetics Inc. (AMEX: CAQ) announced it has closed a private placement pursuant to a contract entered into on December 19, 2003 by issuing 251,950 shares of common stock for $1,000,000. The shares were priced at 90% of the price at which common stock of Corautus was traded on the day prior to the date of the contract. Under the terms of the transaction, the investors also received warrants for 50,390 common shares, exercisable at $6.7625 per share, which was 125% of the closing price of the common stock on the date prior to the closing.

About Corautus Genetics

Corautus Genetics Inc. is a clinical stage biopharmaceutical company dedicated to the development of gene transfer therapy products for the treatment of severe cardiovascular and peripheral vascular disease. Corautus is currently developing and testing a gene transfer product using the Vascular Endothelial Growth Factor 2 (VEGF-2) gene to promote therapeutic angiogenesis in ischemic muscle. In July 2003, Corautus entered into a series of agreements with Boston Scientific Corporation to fund, develop, commercialize and distribute the VEGF-2 gene therapy products.

Forward Looking Statement

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, benefits from the alliance with Boston Scientific, synergies from the merger between GenStar and Vascular Genetics, research, development and commercialization of our product candidates, anticipated trends in our business, approval of our product candidates and other risks that could cause actual results to differ materially. These risks are discussed in Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risks discussed in Corautus’ Annual Report on Form 10-K (File No. 001-15833) filed March 28, 2003, which are incorporated by reference into this press release.